UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2026

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301, Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2026, ProFrac Holdings II, LLC, a Texas limited liability company (“ProFrac Holdings II”) and an indirect wholly-owned subsidiary of ProFrac Holding Corp. (the “Company” or “ProFrac”), issued $25 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2029 (the “New Notes”) to Beal Bank USA in a private placement. The New Notes were issued as additional notes pursuant to the indenture, dated as of December 27, 2023 (as supplemented prior to the date hereof, the “Original Indenture”), by and among ProFrac Holdings II, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent, as supplemented by the sixth supplemental indenture, dated as of January 7, 2026 (the “Sixth Supplemental Indenture,” together with the Original Indenture, the “Indenture”).

The net proceeds from the issuance of the New Notes will be used to fund capital expenditures, with any remaining proceeds used for general corporate purposes. The New Notes were offered and sold by ProFrac Holdings II in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

The New Notes and the notes previously issued under the Indenture (the “Existing Notes”) will be treated as a single series of securities under the Indenture, and the New Notes will have substantially identical terms, other than the issue date, issue price and first payment date, as the Existing Notes and be secured by a security interest in the same collateral.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Original Indenture, which such Original Indenture has been previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed by ProFrac on December 28, 2023 and is incorporated herein by reference, and the Sixth Supplemental Indenture, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 27, 2023, by and among ProFrac Holdings II, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent (incorporated by reference to Exhibit 4.1 to ProFrac Holding Corp.’s Current Report on Form 8-K filed with the SEC on December 28, 2023).

4.2	Form of Senior Secured Floating Rate Note (included in Exhibit 4.1).

4.3*	Sixth Supplemental Indenture, dated as of January 7, 2026, among ProFrac Holdings II, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, calculation agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

Dated: January 9, 2026	By:	/s/ Steven Scrogham
Steven Scrogham
Chief Legal Officer, Chief Compliance Officer and Corporate Secretary